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                                                                    Exhibit 23.1


Consent of Independent Accountants
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We have issued our reports dated March 9, 2001 (except for Note 14, as to which the date is April 10, 2001), accompanying the consolidated financial statements and schedules included in the Annual Report of ITC Learning Corporation on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement (Form S-8 No. 333-18939) pertaining to the 1992 Key Employee Stock Option Plan and the Registration Statement (Form S-8 No. 333-52281).


Vienna, VA
April 17, 2001